Exhibit 99.1

Cocrystal Pharma Appoints James Sapirstein, Biopharma Industry Leader with Extensive Antiviral Development Experience, as Chief Executive Officer

BOTHELL, Wash., June 3, 2026 – Cocrystal Pharma Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”), a clinical-stage biotechnology company developing novel therapeutics to meet the growing need for effective, safe antiviral treatments, has appointed James Sapirstein Chief Executive Officer, effective immediately. The Company also plans to appoint Mr. Sapirstein as a member of the Board of Directors. He has extensive pharmaceutical industry leadership and development experience. Mr. Sapirstein replaces Sam Lee and Jim Martin, who served as Co-Chief Executive Officers. Sam Lee will continue as President and transition to Chief Scientific Officer, and Jim Martin will continue as Chief Financial Officer.

“James brings the right experience in the biopharma business as we’re accelerating the advancement of multiple clinical programs,” said Roger Kornberg, Ph.D., Chairman of Cocrystal Pharma. “We have known him for many years, and our management team and board are appreciative of his decision to join us as Chief Executive Officer.”

Mr. Sapirstein commented, “Cocrystal’s pipeline comprises transformative antivirals developed using its structure based drug discovery platform. We are well positioned with the right technology and team to create meaningful benefits for patients as well as our shareholders. The potential to address the need for new antivirals is highly motivating for me with my product development and launch background.”

Mr. Sapirstein has participated in or led 23 product launches. He has also driven numerous business development transactions. Mr. Sapirstein was Chief Executive Officer of Contravir Pharmaceuticals, served as the founding Chief Executive Officer of Tobira Therapeutics, and as Executive Vice President, Metabolic and Endocrinology, for Serono Laboratories.

Earlier in his career, he held senior marketing and commercialization positions, at Gilead Sciences and director of international marketing of the infectious disease division at Bristol Myers Squibb.

Mr. Sapirstein is a member of several industry boards and previously served as Chairman of BioNJ as well as Biotechnology Innovation Organization board member for more than a decade. He is also a founding member of the board of advisors of the Miami Biotech Collective.

About Cocrystal Pharma’s Structure-Based Drug Discovery Platform

Cocrystal Pharma is leveraging its structure based drug discovery platform technology to design next generation antiviral candidates that precisely target viral replication mechanisms. By binding to highly conserved regions of viral enzymes, the Company’s compounds aim to maintain potency against mutating strains while minimizing off target effects, offering potentially safer, broad spectrum antiviral solutions. This approach streamlines candidate identification and optimization, enabling more rapid progression of promising therapies with robust resistance and safety profiles.

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The Company’s platform provides a three dimensional structure of inhibitor complexes at near-atomic resolution, providing immediate insight to guide Structure Activity Relationships. This helps identify novel binding sites and enables a rapid turnaround of structural information through highly automated X-ray data processing and refinement. This technology permits the development of novel broad spectrum antivirals.

About Cocrystal Pharma

Cocrystal Pharma Inc. is a clinical stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of noroviruses, influenza viruses, coronaviruses (including SARS-CoV-2), and hepatitis C viruses. Cocrystal employs unique structure based technologies to create viable antiviral drugs. For more information, visit www.cocrystalpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s potential to address the need for new antivirals through its research and development of product candidates. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks and uncertainties arising from inflation, affordability, the possibility of a recession, increases or other developments with respect to interest rates, uncertainty surrounding the impacts arising from imposed and threatened tariffs and developments with respect thereto, and wars and geopolitical conflicts including those in Ukraine and with Iran on our Company, our collaboration partners, and on the U.S. and global economies, including manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including any adverse impacts on our ability to obtain raw materials and test animals as well as similar problems with our vendors our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of future preclinical and clinical trials, general risks arising from clinical trials, receipt of regulatory approvals, regulatory changes and potential litigation challenging initiatives and actions taken by the Trump Administration which could, among other things, result in delays in regulatory approvals or limit access to federal funding for our programs, development of effective treatments and/or vaccines by competitors, including as part of the programs financed by the U.S. government, potential mutations in a virus we are targeting which may result in variants that are resistant to a product candidate we develop, and our liquidity. Further information on our risk factors is contained in our filings with the SEC, including the “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

Nicolas Johnson

Russo Partners

nic.johnson@russopartnersllc.com

(303) 482-6405

Media Contact:

David Schull

Russo Partners

david.schull@russopartnersllc.com

(858) 717-2310

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